EXHIBIT 23.1





            CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of IBP, inc. on Form S-3 (File No. 33-64459) and on Form S-8 (File No. 33-19441) of our report dated January 22, 1996, on our audit of the consolidated financial statements and financial statement schedule of IBP, inc. as of December 30, 1995 and for the year then ended, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
March 28, 1996







EXHIBIT 23.2







                 CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-19441 and 1-6085) relating to the IBP 1987 and 1993 Stock Option Plans of our report dated February 3, 1995 appearing on page 23 of the 1994 Annual Report to Stockholders which is incorporated in this annual report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statements, which appears on page 12 of this Form 10-K.





PRICE WATERHOUSE LLP

Chicago, Illinois
March 27, 1996